Consent of Independent Registered Public Accounting Firm

We consent  to the reference  to our firm under the caption "Independent Registered  Public Accounting Firm" in the Statement of Additional  Information and to the use of our reports: (1) dated April 25, 2014, with  respect  to the statutory-basis  financial  statements  and  schedules  of Transamerica  Life  Insurance Company  and (2) dated  April  25, 2014,  with respect to the financial  statements  of the subaccounts  of Separate  Account  VUL-3,  included  in  Pre-Effective  Amendment  No.  2 to the Registration Statement Form N-6, No. 333-192793) and related Prospectus of Transamerica Journey.

/s/Ernst & Young

Des Moines, IA
April 25, 2014